UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 20, 2009

MSC Industrial Direct Co., Inc.
(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)    On October 20, 2009, the Company announced executive promotions.  Erik Gershwind was promoted to Executive Vice President and Chief Operating Officer and Douglas Jones was promoted to Executive Vice President, Global Supply Chain Operations.

Mr. Gershwind, age 38, served as our Senior Vice President, Product Management and Marketing since December 2005.  Previously, Mr. Gershwind was our Vice President of Product Management from April 2005.  From August 2004 to April 2005, Mr. Gershwind served as Vice President of MRO and Inventory Management.

In fiscal year 2009, Mr. Gershwind was compensated with a base salary of $254,404.  Mr. Gershwind's current annual base salary is $256,237 per annum.  In addition, on October 16, 2008, as part of the Company's annual equity award grants, Mr. Gershwind received a stock award of 3,283 restricted shares of our Class A common stock, with a total aggregate fair market value of $124,984 on the date of grant, and a grant of 18,000 options to purchase shares of our Class A common stock at an exercise price of $38.07 per share, and a Black-Scholes value of $10.05 per share.  Mr. Gershwind also received $112,956 as compensation for fiscal year 2008 under our annual cash incentive awards program.  On October 13, 2009, as part of the Company's annual equity award grants, Mr. Gershwind received a stock award of 3,192 restricted shares of our Class A common stock, with a total aggregate fair market value of $140,991 on the date of grant, and a grant of 18,928 options to purchase shares of our Class A common stock at an exercise price of $44.17 per share, and an estimated Black-Scholes value of $12.50 per share.  In addition, Mr. Gershwind will participate in our annual cash incentive bonus program for fiscal year 2010 and is entitled to participate in all of the employee benefit plans available to our executives.

Mr. Gershwind is the nephew of Mitchell Jacobson, our Chairman of the Board, and the son of Marjorie Gershwind, Mr. Jacobson's sister.  Mr. Jacobson and Ms. Gershwind are also principal shareholders of the Company.

Mr. Jones, age 45, served as our Senior Vice President, Supply Chain Management since April 2008.  Previously,  he was our Senior Vice President of Logistics from December 2005.  Mr. Jones joined the Company in July 2001, as Vice President of Fulfillment.  Prior to joining the Company, he served as Vice President, Distribution Operations for the Central Region of the United States, at Fisher Scientific from 1998 to 2001.  Prior to his role at Fisher Scientific, Mr. Jones was part of the Management Team at McMaster-Carr Supply Company, based in Chicago.  During his ten-plus-year tenure with McMaster-Carr, Mr. Jones held various managerial positions of increasing responsibility in Fulfillment, Finance, Purchasing and Inventory Management.

The appointments were effective October 13, 2009.

Copies of the Company’s press releases are filed as Exhibits 99.1 and 99.2 to this report.

Item 9.01    Financial Statements and Exhibits

(d)  Exhibits

99.1                     Press Release announcing the promotion of Erik Gershwind, dated October 20, 2009, issued by MSC Industrial Direct Co., Inc.

99.2                    Press Release announcing the promotion of Douglas Jones, dated October 20, 2009, issued by MSC Industrial Direct Co., Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.
Date:	October 20, 2009	By:	/s/ Shelley M. Boxer
Name: Shelley M. Boxer Title: Vice President, Finance

Exhibit Index
Exhibit No.	Description
99.1	Press Release announcing the appointment of Erik Gershwind, dated October 20, 2009, issued by MSC Industrial Direct Co., Inc.
99.2	Press Release announcing the appointment of Douglas Jones, dated October 20, 2009, issued by MSC Industrial Direct Co., Inc.